Exhibit 10.1

SEVENTH AMENDMENT TO FIFTH AMENDED

AND RESTATED LOAN AGREEMENT

This Seventh Amendment (“Seventh Amendment”) to Fifth Amended and Restated Loan Agreement, dated as of December 30, 2005, by and among The J. Jill Group, Inc., a Delaware corporation (“BORROWER”) on the one hand, and Citizens Bank of Massachusetts, HSBC Bank USA, National Association, and TD Banknorth, N.A., (collectively, “LENDERS”) and Citizens Bank of Massachusetts as agent (“AGENT”) for the LENDERS, on the other hand.

WITNESSETH:

WHEREAS, BORROWER, LENDERS and AGENT are parties to that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as amended by First Amendment thereto dated as of August 28, 2001; by Second Amendment thereto dated as of July 25, 2002; by Third Amendment thereto dated as of June 26, 2003; by Fourth Amendment thereto dated as of September 30, 2004; by Fifth Amendment thereto dated as of December 27, 2004; and by Sixth Amendment thereto dated as of June 17, 2005 (collectively, the “LOAN AGREEMENT”); and

WHEREAS, BORROWER, LENDERS and AGENT wish to amend the LOAN AGREEMENT as more particularly hereafter set forth.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the LOAN AGREEMENT.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the LOAN AGREEMENT is hereby amended as follows:

1.             Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition “AGGREGATE COMMITMENT AMOUNT” appearing therein and substituting therefor the following:

“AGGREGATE COMMITMENT AMOUNT” shall mean the sum of SEVENTY MILLION DOLLARS ($70,000,000).

2.             Section 1.01 of the LOAN AGREEMENT is hereby amended by deleting the definition of “TERMINATION DATE” appearing therein and substituting therefor the following:

“TERMINATION DATE” shall mean June 1, 2007.

3.             Section 5.01 of the LOAN AGREEMENT is hereby amended by deleting said Section in its entirety and substituting therefor the following:

“5.01  The respective amount of each LENDER’s COMMITMENT AMOUNT and its respective COMMITMENT PERCENTAGE with respect to the LOANS shall be:

BANK	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
Citizens Bank of Massachusetts	$31,500,000	45%
HSBC Bank, USA, National Association	$24,500,000	35%
TD Banknorth, N.A.	$14,000,000	20%

4.             Section 8.01(d) of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

“8.01(d)  Not later than January 31 of each FISCAL YEAR, annual projections for the current FISCAL YEAR of BORROWER and its SPECIAL SUBSIDIARIES on a consolidated basis, showing projected quarter end balance sheets, income statements by quarter, by season, and for the year, and year to date cash flow statements as of each quarter end date for the current year, all in such form as the AGENT shall reasonably require.

5.             Section 9.15 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

“The BORROWER will not, for any FISCAL YEAR, as measured at FISCAL YEAR END, permit its ratio of consolidated INDEBTEDNESS plus its L/C BALANCE plus the net present value discounted at eight percent (8%) of all operating leases including fully executed leases relating to retail stores of BORROWER or any of its SPECIAL SUBSIDIARIES which have not yet opened, to TANGIBLE NET WORTH to be greater than 2.50 to 1.”

6.             Section 9.18 of the LOAN AGREEMENT is hereby deleted in its entirety and the following is substituted therefor:

“9.18  BORROWER shall (a) maintain a minimum net profit after tax expense of at least One Dollar ($1.00) in any fiscal year, commencing with the fiscal year ending on or about December 30, 2006, and (b) shall not permit a net loss after tax benefit of greater than Two Million Dollars ($2,000,000) for the fiscal year ending on or about December 31, 2005.”

7.             Article X of the LOAN AGREEMENT is hereby amended by adding thereto the following Section 10.1(o) thereof:

“10.01(o)  Any Change of Control shall occur, where Change of Control means:

(a)           the acquisition by any Person, or “group”(within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of the BORROWER, or

(b)           during any period of twelve (12) consecutive calendar months, individuals:

(i)            who were directors of the BORROWER on the first day of such period; or

(ii)           whose election or nomination for election to the board of directors of the BORROWER was recommended or approved by at least a majority of the directors then in office who were directors of the BORROWER on the first day of such period, or who were themselves elected or nominated for election by a majority of the directors who were directors of the BORROWER on the first day of such period, shall cease to constitute a majority of the board of directors of the BORROWER.

8.             Simultaneously herewith, BORROWER shall execute and deliver respectively to each of the LENDERS an amended and restated REVOLVING NOTE in the face amount as set forth in Section 3 above, in substitution for (and replacing and superseding) each REVOLVING NOTE (including any amendment thereto) previously given to each such LENDER, each in form and substance satisfactory to AGENT.

9.             Simultaneously herewith, BORROWER shall, and shall cause the SPECIAL SUBSIDIARIES and any other parties including AFFILIATES thereof, if any, as deemed necessary or desirable by the AGENT to, execute and deliver to the AGENT such confirmation of Guarantees, Security Agreements and Pledge Agreements in connection with this Seventh Amendment, each in form and substance satisfactory to AGENT.

10.           Simultaneously herewith, BORROWER shall pay to AGENT for the benefit of the LENDERS on a pro rata basis a facility fee of One hundred Thousand Dollars ($100,000) in connection with this Seventh Amendment to Fifth Amended and Restated Loan Agreement.

11.           Except as hereby amended, the LOAN AGREEMENT is hereby ratified, confirmed, and republished.

IN WITNESS WHEREOF, the parties hereto (in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document) have set their hands and seals as of the date first above written.

THE J. JILL GROUP, INC.

By:	/s/ Olga L. Conley
Name:	Olga L. Conley
Title:	EVP/CAO & CFO

IN WITNESS WHEREOF, the parties hereto (in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document) have set their hands and seals as of the date first above written.

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Lori B. Leeth
Lori B. Leeth, Senior Vice President

IN WITNESS WHEREOF, the parties hereto (in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document) have set their hands and seals as of the date first above written.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Kenneth V. McGraime
Kenneth V. McGraime, Senior Vice President

IN WITNESS WHEREOF, the parties hereto (in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document) have set their hands and seals as of the date first above written.

TD BANKNORTH, N.A.

By:	/s/ Charles A. Walker
Charles A. Walker, Senior Vice President